UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2008

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

 (304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On April 22, 2008, Champion Industries, Inc. (“Champion”) executed and delivered to First Bank of Charleston, of Charleston West Virginia, a Promissory Note dated April 22, 2008 in principal amount of $767,852.00 bearing interest at the variable “Wall Street Journal” prime rate and maturing May 5, 2013, with 60 monthly payments of principal and interest in amount of $14,634.09 each, the final payment including all principal and accrued interest not yet paid. The note is governed by a business loan agreement dated April 22, 2008 and secured by a Commercial Security Agreement dated April 22, 2008 creating a security interest in all equipment purchased from Bowe Bell & Howell including but not limited to Criterion IV, MLOCR sorting system, readers, tables, bins, sorters, modules, racks, trays, and software.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: April 25, 2008
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	PROMISSORY NOTE
10.2	SECURITY AGREEMENT
10.3	BUSINESS LOAN AGREEMENT